PRODUCT SALES AGREEMENT

This Product Sales Agreement (this “Agreement”) is made as of the 18th day of July, 2016, by and between Jasmin Corp, a Nevada corporation (“Seller”), with an address of 33 Rue Theophile Lamy, Bourges, 18000, France, and Un Rien De Vous (the “Customer”), with an address of 10 rue de Fleurieu, Lyon, 69002, France.

W I T N E S S E T H

WHEREAS, Seller wishes to sell unique design items made from cork material, a certain product, as described below (the “Product”), to Customer; and

WHEREAS, Customer desires to purchase Product from Seller pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, for and in consideration of the mutual promises and covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby duly acknowledged, Seller and Customer covenant and agree as follows:

A.                  Description of the Product. Seller shall sell to Customer, and Customer shall purchase from Seller, the Product, which are unique design items made from cork material.

B.                   Product. The product can be specified in the invoice to each order accordingly. The invoice should be provided to each order. The range of products can consist designed coaster, designed cork stopper, designed table sets, designed carpet and related items. The Customer is allowed to order unordinary Product from Seller.

C.                  Use. Customer can use the Product for realization and/or demonstration purposes and can transfer or resell the Product to any other person or entity.

D.                  Delivery. Customer keeps the Product from the Sellers office, after full payment for the Product.

E.                   Terms and Conditions. The Terms and Conditions of Sale attached hereto as Exhibit “A” are incorporated into this Agreement by reference as if fully set forth herein.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first set forth above.

SELLER:                                                                                               CUSTOMER:

By: /s/ Jean-Paul Chavanaz                                                           By: Pierre Jardin

Name: Jean-Paul Chavanaz                                                          Name: Pierre Jardin

Title: President of Jasmin Corp.                                                    Title: President of Un Rien De Vous

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EXHIBITA

TERMS AND CONDITIONS OF SALE

1.                    Terms and Conditions. These Terms and Conditions of Sale (these “Terms”) apply to the sale by Seller to Customer of the Product as set forth in the Agreement to which these Terms are attached. These Terms are incorporated into the Agreement and, in combination therewith, constitute the entire agreement between the parties with respect to the sale of the Product. The Agreement is expressly limited to these Terms, and any and all terms or provisions submitted by Customer which add to, conflict with, or otherwise modify these Terms or the Agreement are expressly rejected.

2.                    Risk of Loss.  Risk of loss of the Product shall transfer to Customer on the Shipment Date.

3.                    No Warranty.   THE PRODUCT IS PROVIDED  “AS IS, WHERE IS” AND WITH ALLFAULTS. SELLER MAKES NO WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS, IMPLIED, ORAL, WRITTEN OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, WARRANTIES AS TO   NON-INFRINGEMENT, TITLE, PATENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTIES ARISING BY CUSTOM, TRADE USAGE, PROMISE, EXAMPLE OR DESCRIPTION; ALL OF WHICH WARRANTIES ARE EXPRESSLY DISCLAIMED BY SELLER AND WAIVED BY CUSTOMER. Seller’s representatives are not authorized to enter into agreements outside these Terms or to make any warranties or representations of any kind with respect to the Product.

7.                    Default; Cancellation and Remedies. The occurrence of any one or more of the following matters, and the continuation of the same for seven (7) days after Customer’s receipt of written notice thereof from Seller, shall constitute a default under the Agreement (a “Default”): (a) failure by Customer to observe and perform any covenant, condition or agreement on its part to be observed or performed hereunder, (b) the insolvency, dissolution, or liquidation of Customer, or the filing of a petition in bankruptcy by or against Customer or the adjudication of Customer as bankrupt, or any general assignment by Customer for the benefit of its creditors, or the application for, or consent to, the appointment of any receiver, trustee, custodian, or similar officer by Customer; or (c) failure (or admission in writing of inability or unwillingness) by Customer to pay amounts due and payable to Seller hereunder. In the event of a Default, Seller may avail itself of any and all rights or remedies available at law or in equity.

8.                    Cancellation; Additional Remedies for Customer’s Default. The Agreement is not subject to cancellation except by mutual written agreement of the parties.

9.                    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada, without regard to conflicts of law principles or the United Nations Convention on Contracts for the International Sale of Goods. Each of the parties irrevocably agrees and consents (a) to the exercise of personal jurisdiction over it by the State or superior courts of the State of Nevada or by the United States District Court for the District of Nevada; and (b) that if it brings an action, such action shall be instituted exclusively in one of the courts specified in (a) above.

10.                 Assignment. Neither Seller nor Customer may assign, convey or transfer the Agreement, or any part thereof, without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, except that Seller may assign this Agreement without the prior written consent of Customer to a person or entity controlling, controlled by or affiliated with Seller. The Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

11.                 Notices. All notices required hereunder shall be in writing and shall be deemed properly served if delivered in person or by reputable overnight courier service, or if sent by registered or certified mail. All notices shall be deemed received on the date of delivery or attempted delivery, if delivered in person, or if mailed, on the date which is two (2) days after the date such notice is deposited in the mail.

12.                 Time.  Time is of the essence in the performance of this Agreement.

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